Exhibit 99.1

Slinger Announces Revenue and Operating Results for the Second Quarter Fiscal 2021; Delays Release of Second Quarter Earnings Results and Call

●	The Company is working with its auditor to resolve the technical accounting related to non-cash items associated with the convertible notes issued during the second fiscal quarter
●	Announces postponement of 10-Q filing and conference call scheduled for December 15, 2021, at 10:00 A.M. Eastern Time
●	Reports record revenue of $5.4 million and year-over-year revenue growth of 106%

BALTIMORE, December 15, 2021 (GLOBE NEWSWIRE) — Slinger (OTCQB: SLBG), a leading connected sports technology company, today announced revenue and operating results for its second-quarter fiscal year 2021 ended October 31, 2021.

The Company is working with its auditor to finalize the technical accounting for its convertible note brought up during the quarter-end close. Once there is a resolution, the Company will file its 10-Q and proceed with its earnings release and investor strategy update/earnings conference call as soon as possible. In the interim, the Company is releasing the following preliminary results:

Fiscal Second Quarter Highlights (Fiscal 2021 versus Fiscal 2020)

●	Revenue increased 106.1% to $5.4 million versus $2.6 million;
●	Gross profit increased 100.4% to $2.1 million versus $1.0 million;
●	GAAP operating loss of ($35.1) million versus ($0.2) million;
●	Non-GAAP operating loss of ($0.8) million versus ($0.1) million.

Select Financial Metrics: Q2 Fiscal 2021 versus Fiscal 2020 as of 10/31/21*
(in $M)	2Q21	2Q20	Change
Total Revenue	$5.4	$2.6	106.1%
Gross Profit	$2.1	$1.0	100.4%
Gross Margin	38.6%	39.7%
Operating Loss	$(35.1)	$(0.2)	nm
Non-GAAP Operating Loss	$(0.8)	$(0.1)	nm

*numbers may not add due to rounding

nm = not measurable/meaningful

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures, collectively, to evaluate our ongoing operations and for internal planning and forecasting purposes, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance. We believe that non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, may be helpful to investors because they provide consistency and comparability with past financial performance and meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. The non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as analytical tools, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP financial measures used by other companies. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business, which it includes in press releases announcing quarterly financial results, including this press release.

We define non-GAAP operating loss as the respective GAAP measure, excluding expenses related to share-based compensation, shares and warrants issued in connection of services, amortization of acquired intangible assets, and acquisition-related expenses.

Reconciliation of GAAP Operating Loss to Non-GAAP Operating Loss
(in $M)	2Q21	2Q20

GAAP operating loss	$(35.1)	$(0.2)

Exclude:
Share-based compensation	$32.3	-
Shares and warrants issued in connection with services	$0.8	$0.1
Amortization of acquired intangible assets	$0.1	-
Acquisition-related expenses	$1.1	-

Non-GAAP operating loss	$(0.8)	$(0.1)

The Slinger Bag is available to order now - to find out more about Slinger Bag, visit https://slingerbag.com.

About Slinger

Slinger® is a leading connected sports company focused on delivering innovative, game improvement technologies and equipment across tennis and other ball sports. Slinger® enhances the skill and enjoyment levels of players of all ages and abilities and is initially focused on building its brand within the global tennis market, through its Slinger Bag® Tennis Ball Launcher and Accessories. Slinger has underpinned its proof of concept with over $250M of retail value in global distribution agreements since the Spring of 2020 for the Slinger Bag®. Led by CEO Mike Ballardie, the former Prince CEO and Wilson EMEA racquet sports executive, Slinger® is disrupting what are traditional global sports markets with its patented, highly transportable, and affordable Slinger Bag® Launcher and its suite of connected app and SaaS services.

Forward-Looking Statements: This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

investors@slingerbag.com

(443) 407-7564

www.slingerbagir.com